Exhibit 99.1

Speedway Motorsports Reports Record Revenues for the Three and Six Months Ended June 30, 2003 and Reaffirms Full Year 2003 Earnings
Guidance

    CONCORD, N.C.--(BUSINESS WIRE)--Aug. 5, 2003--Speedway Motorsports, Inc. (NYSE:TRK) today announced record revenues for the three and six months ended June 30, 2003, and reaffirmed full year 2003 earnings per share guidance of $1.55 to $1.65.
    Second quarter highlights include Lowe's Motor Speedway hosting its largest crowds ever at "The Winston" NASCAR All-star event, as well as Texas Motor Speedway hosting near capacity crowds at its Samsung/RadioShack 500 NASCAR Winston Cup Series racing event. Also, the Company successfully completed a private placement of 6 3/4% senior subordinated notes, renegotiated a replacement credit facility, and redeemed its 8 1/2% senior subordinated notes.
    The Company's second quarter 2003 results, however, were negatively impacted by certain charges, poor weather, challenging economic conditions and geopolitical concerns as more fully described below.

    -- Charges associated with replacement of the Company's bank credit facility, issuance of $230.0 million of 6 3/4% senior subordinated notes, and early redemption of $250.0 million of 8 1/2% senior subordinated notes, and the refund claims settlement with the Federal Trade Commission (FTC) and Oil-Chem Research Corp, significantly impacted the results for the second quarter 2003.

    -- Over ten inches of rain fell during the May 2003 race week surrounding the CARQUEST Auto Parts 300 NASCAR Busch Series and Coca-Cola 600 NASCAR Winston Cup Series racing events at Lowe's Motor Speedway forcing the cancellation, shortening or rescheduling of virtually all events during the week.

    -- To a lesser extent, Texas Motor Speedway's O'Reilly 300 NASCAR Busch Series race and World of Outlaws events were negatively affected by the start of the Iraq war and code orange terrorism alerts, and Infineon Raceway's Dodge/Save Mart 350 NASCAR Winston Cup Series weekend results were less than expected which we attribute to the aforementioned factors and residual effects of traffic problems from 2002. Significant improvements to traffic management for 2003 should benefit future years.

    For second quarter 2003 as compared to 2002:

    --  total revenues increased 2% or $3.0 million to $150.9 million;

    -- second quarter 2003 net income decreased 23% or $8.0 million to $26.5 million, which decrease was primarily attributable to after tax charges for debt refinancing and the FTC refund claims settlement aggregating $9.4 million in 2003 versus an after tax charge for debt redemption of $751,000 in 2002; and

    -- second quarter 2003 diluted earnings per share decreased 23% or $0.18 to $0.62, which decrease was primarily attributable to debt refinancing and the FTC settlement after tax charges aggregating $0.22 per share in 2003 versus an after tax charge for debt redemption of $0.02 per share in 2002.

    GAAP diluted earnings per share for the second quarter 2003 were $0.62 compared to $0.80 last year. However, non-GAAP diluted earnings per share, as defined and reconciled below, which exclude charges for debt refinancing and the FTC settlement in 2003 and debt redemption in 2002, increased 2% or $0.02 to $0.84 compared to $0.82 last year.

    For the 2003 six-month period as compared to 2002:

    -- total revenues increased 5% or $11.4 million to $255.9 million;

    -- six-month 2003 net income decreased 3% or $1.2 million to $45.6 million, which decrease was primarily attributable to after tax charges for debt refinancing and the FTC refund claims settlement aggregating $9.4 million in 2003 versus an after tax charge for debt redemption of $751,000 in 2002; and

    -- six-month 2003 diluted earnings per share decreased 1% or $0.01 to $1.07, which decrease was primarily attributable to debt refinancing and the FTC settlement after tax charges aggregating $0.22 per share in 2003 versus an after tax charge for debt redemption of $0.02 per share in 2002.

    These second quarter and six-month 2003 earnings, excluding the charges for debt refinancing and the FTC settlement, are consistent with the Company's previous full year 2003 guidance of $1.55 to $1.65 per diluted share.
    The following financial information is presented below using other than generally accepted accounting principles ("non-GAAP"), and is reconciled to comparable information presented using GAAP. Non-GAAP net income and diluted earnings per share below are derived by adjusting GAAP basis amounts for certain items presented in the accompanying selected income statement data net of income taxes. As the adjustments relate to charges for refinancing essentially all of the Company's long-term debt and the FTC settlement, management believes such non-GAAP information is useful and meaningful, and is used by management to assess the Company's core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to operating income, net income or diluted earnings per share, which are determined in accordance with GAAP.


                                        Three Months     Six Months
                                       Ended June 30:   Ended June 30:
                                     ---------------------------------
                                        2003   2002    2003    2002
                                     ---------------------------------
                                      (in thousands, except per share
                                                   amounts)

Net income                            $26,486 $34,462 $45,631 $46,861
Cumulative effect of accounting change
 for goodwill
  impairment, net of taxes                 --      --      --   4,273
Loss from operations and disposal of
 discontinued business, net of taxes       --      --      --     686
                                      --------------------------------
Income from continuing operations      26,486  34,462  45,631  51,820
Adjustments (net of taxes):
   Interim interest expense on debt
    redeemed                              902      --     902      --
   Loss on early debt redemption and
    refinancing                         7,770     751   7,770     751
   FTC refund claims settlement           693      --     693      --
                                      --------------------------------
Non-GAAP net income                   $35,851 $35,213 $54,996 $52,571
                                      ================================

Diluted earnings per share              $0.62   $0.80   $1.07   $1.08
Accounting change                          --      --      --    0.10
Discontinued operations                    --      --      --    0.01
                                      --------------------------------
Diluted earnings per share from
 continuing operations                   0.62    0.80    1.07    1.19
Adjustments (net of taxes):
   Interim interest expense on debt
    redeemed                             0.02      --    0.02      --
   Loss on early debt redemption and
    refinancing                          0.18    0.02    0.18    0.02
   FTC refund claims settlement          0.02      --    0.02      --
                                      --------------------------------
Non-GAAP diluted earnings per share     $0.84   $0.82   $1.29   $1.21
                                      ================================


    "We are pleased to report another quarter of record revenues, which were achieved despite significant external forces negatively impacting our business," stated H.A. Wheeler, chief operating officer and president of Speedway Motorsports. "Over 180,000 fans attended 'The Winston' weekend events at Lowe's Motor Speedway in May 2003, our largest crowds ever, proving again that SMI can increase the success of 'The Winston' year-after-year."
    "While SMI's relationship with RJR Tobacco has been outstanding and incredibly rewarding through the years, we welcome and look forward to working with NEXTEL as the next series primary sponsor to build our sport and Company even bigger and stronger," stated O. Bruton Smith, chairman and chief executive officer of Speedway Motorsports. "Such major long-term commitments illustrate that advertisers and broadcasters are increasingly recognizing the long-term growth opportunities that NASCAR and motorsports entertainment provide. We believe that SMI owns first-class facilities in top media markets, where broadcasters and sponsors want a presence, which strongly positions us for future growth."
    The three and six-month 2003 results reflect a charge for loss on debt refinancing of $12.8 million pre-tax, $7.8 million after taxes or $0.18 per diluted share, related to replacement of the Company's bank credit facility, issuance of $230.0 million of 6 3/4% senior subordinated notes, and early redemption of $250.0 million of 8 1/2% senior subordinated notes. Also incurred was additional net interest expense of $1.5 million pre-tax, $902,000 after taxes or $0.02 per diluted share, from issuing the 6 3/4% senior subordinated notes on May 16, 2003 and redeeming the 8 1/2% senior subordinated notes on June 15, 2003. The three and six-month 2002 charge for loss on early debt redemption of $1.2 million pre-tax, $751,000 after taxes or $0.02 per diluted share, relates to the early redemption of $53.7 million of convertible subordinated debentures in April 2002.
    The three and six-month 2003 results also reflect a charge for the FTC refund claims settlement of $1.1 million pre-tax, $693,000 after taxes or $0.02 per diluted share, reached with Oil-Chem Research Corp.
    The six-month 2002 results reflect the cumulative effect of an accounting change for goodwill impairment of $4.3 million or $0.10 per diluted share associated with certain non-motorsports related reporting units upon adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" as of January 1, 2002. Six-month 2002 results also reflect the Company's disposal of SoldUSA in the second quarter 2002 that resulted in net losses from discontinued operations and disposal of $686,000 or $0.01 per diluted share. There were no such charges in the three months ended June 30, 2003 or 2002 or six months ended June 30, 2003.
    Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe's Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiary, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network which broadcasts syndicated motorsports programming to over 725 stations nationwide. For more information, visit the Company's website at www.gospeedway.com.
    This news release contains forward-looking statements, particularly statements with regard to the Company's future operations and financial results. There are many factors that affect future events and trends of the Company's business including, but not limited to, consumer and corporate spending sentiment, air travel, governmental regulations, military actions, national or local catastrophic events, the success of and weather surrounding NASCAR, IRL, NHRA and other racing events, our relationship with NASCAR and other sanctioning bodies, the success of expense reduction efforts, litigation, insurance, and economic conditions. These factors and other factors, including those contained in Exhibit 99.1 to the Company's Annual Report on Form 10-K, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.
    Note: Speedway Motorsports will host a conference call and web-cast today at 11:00 a.m. ET which are open to all participants. To participate in the conference call, you may dial 877-616-4485 for US and Canadian calls or 706-643-3796 for International calls. The reference number is 1367490. A webcast of the call by CCBN can be accessed at the Company's website www.gospeedway.com. To listen to a playback of the call, you may dial 800-642-1687 (US or Canada) or 706-645-9291 (International) beginning after 2:00 pm (ET) August 5th through August 19th. The reference number is 1367490. Participating in the call will be H.A. Wheeler, Chief Operating Officer and President; William R. Brooks, Chief Financial Officer; and Marylaurel E. Wilks, Vice President, Communications and General Counsel.


Speedway Motorsports, Inc. and Subsidiaries
Selected Financial Data - Unaudited
For The Three and Six Months Ended June 30, 2003 and 2002
(In thousands except per share amounts)


                                Three Months Ended  Six Months Ended
                              ----------------------------------------

INCOME STATEMENT DATA         6/30/2003 6/30/2002 6/30/2003 6/30/2002
----------------------------------------------------------------------

REVENUES:
  Admissions                    $54,487   $55,889   $97,527   $94,998
  Event related revenue          49,579    48,148    77,683    74,212
  NASCAR broadcasting revenue    38,589    33,211    63,628    54,786
  Other operating revenue         8,252    10,693    17,063    20,513
----------------------------------------------------------------------
     Total Revenues             150,907   147,941   255,901   244,509
----------------------------------------------------------------------
EXPENSES AND OTHER:
  Direct expense of events       26,399    27,699    44,262    42,582
  NASCAR purse and sanction
   fees                          28,877    25,154    47,760    41,975
  Other direct operating
   expense                        6,667     8,522    14,736    16,746
  General and administrative     16,501    15,922    31,250    30,277
  Depreciation and
   amortization                   8,473     7,884    16,926    15,807
  Interest expense, net           6,472     4,996    11,578    10,792
  Loss on early debt
   redemption and refinancing    12,800     1,237    12,800     1,237
  FTC refund claims settlement    1,141       ---     1,141       ---
  Other expense (income), net       (58)     (268)      253      (277)
----------------------------------------------------------------------
     Total Expenses and Other   107,272    91,146   180,706   159,139
----------------------------------------------------------------------
Income From Continuing Operations Before
 Income Taxes and
  Cumulative Effect of
   Accounting Change             43,635    56,795    75,195    85,370
Income Tax Provision             17,149    22,333    29,564    33,550
----------------------------------------------------------------------
Income From Continuing
 Operations Before Cumulative
 Effect of Accounting Change     26,486    34,462    45,631    51,820
Loss From Operations and
 Disposal of Discontinued
 Business                           ---       ---       ---      (686)
----------------------------------------------------------------------
Income Before Cumulative
 Effect of Accounting Change     26,486    34,462    45,631    51,134
Cumulative Effect of
 Accounting Change for
 Goodwill Impairment                ---       ---       ---    (4,273)
----------------------------------------------------------------------
NET INCOME                      $26,486   $34,462   $45,631   $46,861
----------------------------------------------------------------------

Basic Earnings Per Share:
 Continuing Operations Before
  Accounting Change               $0.62     $0.82     $1.08     $1.23
 Discontinued Operations            ---       ---       ---     (0.01)
 Accounting Change                  ---       ---       ---     (0.10)
----------------------------------------------------------------------
BASIC EARNINGS PER SHARE          $0.62     $0.82     $1.08     $1.12
----------------------------------------------------------------------
Weighted average shares
 outstanding                     42,379    42,117    42,369    42,000

Diluted Earnings Per Share:
 Continuing Operations Before
  Accounting Change               $0.62     $0.80     $1.07     $1.19
 Discontinued Operations            ---       ---       ---     (0.01)
 Accounting Change                  ---       ---       ---     (0.10)
----------------------------------------------------------------------
DILUTED EARNINGS PER SHARE        $0.62     $0.80     $1.07     $1.08
----------------------------------------------------------------------
Weighted average shares
 outstanding                     42,670    43,109    42,643    43,725

                              --------------------
BALANCE SHEET DATA              6/30/03  12/31/02
--------------------------------------------------

Cash and cash equivalents      $142,314  $112,638
Total current assets            200,135   153,566
Property and equipment, net     875,047   861,107
Goodwill and other intangible
 assets, net                     51,908    51,990
Total assets                  1,165,985 1,105,740

Current liabilities             127,578   131,240
Revolving credit facility
 borrowings                      80,000    90,000
Deferred race event income,
 net                             61,001    85,565
Total long-term debt            360,166   342,225
Total liabilities               626,141   614,568
Total stockholders' equity     $539,844  $491,172
--------------------------------------------------

    CONTACT: Speedway Motorsports, Inc.
             Lauri Wilks, 704-455-3239